Exhibit 99.1

Accendra Health Announces Offers and Consent Solicitations

RICHMOND, VA – May 22, 2026 – Accendra Health, Inc. (NYSE: ACH) (the “Company”) today announced that it has commenced an offer to exchange (the “Exchange Offers”) any and all of the Company’s outstanding 4.500% Senior Notes due 2029 (the “2029 Notes”) and 6.625% Senior Notes due 2030 (the “2030 Notes” and, together with the 2029 Notes, the “Existing Notes”). Eligible Holders of 2029 Notes that participate in the New Money Notes Issuance (as defined below) will be able to exchange such 2029 Notes for newly issued 9.000% Senior Secured First Lien Notes due 2032 (the “First Lien Notes”) and newly issued 9.750% Senior Secured Second Lien Notes due 2033 (the “Second Lien Notes” and, together with the First Lien Notes, the “New Notes”). Eligible Holders of 2029 Notes that do not participate in the New Money Notes Issuance and Eligible Holders of 2030 Notes will be able to exchange such notes for Second Lien Notes.

In addition, the Company is soliciting consents (the “Consents” and such solicitations, the “Consent Solicitations”) from Eligible Holders of the Existing Notes to adopt certain proposed amendments to the indentures governing the Existing Notes (the “Existing Notes Indentures”) to eliminate substantially all of the affirmative and negative covenants, eliminate certain events of default, modify covenants regarding mergers and consolidations and modify or eliminate certain other provisions contained in the Existing Notes Indentures, including provisions related to defeasance (collectively, the “Proposed Amendments”).

In connection with the Exchange Offer for the 2029 Notes, the Company is also offering $326.25 million in aggregate principal amount of newly issued First Lien Notes for cash (the “New Money Notes Issuance” and, together with the Exchange Offers, collectively, the “Offers”). The New Notes will be issued by the Company and guaranteed on a senior secured basis by the Company’s existing and future wholly-owned domestic subsidiaries (including each subsidiary guarantor of the Existing Notes). Each Eligible Holder of 2029 Notes (other than the Backstop Parties (as defined below)) will only be entitled to receive the New Money Participant Early Exchange Consideration if they tender their 2029 Notes at or prior to the Early Exchange Time (as defined below) and deliver in cash their pro rata cash portion of $65.25 million in aggregate principal amount of First Lien Notes to the Exchange Agent by the Funding Date (as defined below).

The Company’s obligation to accept for exchange Existing Notes validly tendered (and not validly withdrawn) and to complete the New Money Notes Issuance pursuant to the Offers and related Consent Solicitations is subject to the satisfaction or, if permitted, waiver of certain conditions set forth in the confidential offering memorandum and consent solicitation statement, dated May 22, 2026 (the “Offering Memorandum”). Capitalized terms used herein, but not otherwise defined, have the meanings ascribed to such terms in the Offering Memorandum.

On May 11, 2026, the Company entered into a Commitment and Consent Letter (the “Commitment Agreement”) with certain holders of Existing Notes and certain of the Company’s existing lenders (collectively, the “Commitment Parties” and each, a “Commitment Party”), pursuant to which, among other things, each Commitment Party agreed to tender their Existing Notes in the Exchange Offers and deliver their Consents in respect thereof in the Consent Solicitations. Pursuant to the Commitment Agreement, the applicable Commitment Parties have committed to tender approximately all of the aggregate outstanding principal amount of 2029 Notes and approximately 83% of the aggregate outstanding principal amount of 2030 Notes, in each case subject to the terms and conditions set forth in the Commitment Agreement and provide their consent to the Proposed Amendments in the Consent Solicitations. In addition, certain of the Commitment Parties (the “Backstop Parties”) have agreed to purchase (i) their agreed percentage of an aggregate principal amount of $261.0 million of the New Money First Lien Notes, at a price equal to par, and (ii) up to an additional $65.25 million of First Lien Notes, at a price equal to par, to the extent such amount is not purchased in the New Money Notes Issuance by Eligible Holders of the 2029 Notes who are not Backstop Parties, subject to the consummation of the Offers and Consent Solicitations and the satisfaction of certain other conditions (the “Backstop Commitment”). In consideration for the Backstop Commitment, the Company will pay to the Backstop Parties a cash premium equal to 3.5% of all of the New Money First Lien Notes.

The Exchange Offers and the Consent Solicitations will expire at 5:00 P.M., New York City time, on June 22, 2026, unless extended (such time and date as it may be extended, the “Expiration Time”), or earlier terminated. To be eligible to receive the Early Exchange Consideration, Eligible Holders must tender their Existing Notes at or prior to 5:00 P.M., New York City time, on June 9, 2026, unless extended by the Company (such time and date as it may be extended, the “Early Exchange Time”). In addition, Eligible Holders of 2029 Notes who wish to receive the New Money Participant Early Exchange Consideration must deliver in cash an amount equal to the purchase price therefor by 5:00 P.M., New York City time, on June 10, 2026, unless extended (such time and date as it may be extended, the “Funding Date”).

Rights to withdraw tendered Existing Notes and revoke Consents will terminate at 5:00 P.M., New York City time, on June 9, 2026, unless extended (such time and date as it may be extended, the “Withdrawal Deadline”), except for certain limited circumstances where additional withdrawal rights are required by law. Each Eligible Holder that tenders Existing Notes into the Exchange Offers will be deemed to have given its Consent to the Proposed Amendments with respect to those tendered Existing Notes.

No additional consideration will be paid for Consents. Subject to applicable law, the Early Exchange Time, the Expiration Time, the Funding Date or the Backstop Funding Date with respect to either Exchange Offer can be extended independently of (i) the related Withdrawal Deadline for such Exchange Offer and (ii) the Early Exchange Time, the Expiration Time, the Funding Date (if applicable) or the Backstop Funding Date (if applicable) with respect to the other Exchange Offer.

The Existing Notes will only be accepted for exchange by the Company in minimum principal amounts of $2,000 and integral multiples of $1,000 thereafter. No alternative, conditional or contingent tenders will be accepted.

The Company will not accept any tender of Existing Notes that would result in the issuance of less than $1.00 principal amount of First Lien Notes or Second Lien Notes, as applicable. The New Notes will only be issued in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. If, pursuant to the Offers, a tendering holder would otherwise be entitled to receive First Lien Notes or Second Lien Notes, as applicable, in a principal amount that is not an integral multiple of $1.00, such principal amount will be rounded down to the nearest integral multiple of $1.00. This rounded amount will be the principal amount of First Lien Notes or Second Lien Notes, as applicable, that Eligible Holders will receive, and no additional cash will be paid in lieu of any principal amount of First Lien Notes or Second Lien Notes, as applicable, not received as a result of rounding down.

The following summary offering table indicates the treatment to be offered in the Exchange Offers per $1,000 principal amount of Existing Notes validly tendered and not validly withdrawn. For each $1,000 principal amount of Existing Notes validly tendered (and not validly withdrawn), (i) at or prior to the Early Exchange Time and accepted for exchange, Eligible Holders of Existing Notes will be eligible to receive the applicable Early Exchange Consideration, and (ii) after the Early Exchange Time but at or prior to the Expiration Time and accepted for exchange, Eligible Holders will receive the applicable Late Exchange Consideration. Eligible Holders of 2029 Notes electing to participate in the Exchange Offer for 2029 Notes will receive different Exchange Consideration depending on their participant category: (a) Eligible Holders of 2029 Notes who elect to purchase their pro rata cash portion of New Money First Lien Notes by the Funding Date are referred to herein as “New Money Participants,” (b) Eligible Holders of 2029 Notes who are Backstop Parties under the Commitment Agreement and tender their committed 2029 Notes are referred to herein as “Backstop Participants” and (c) Eligible Holders of 2029 Notes who are neither New Money Participants nor Backstop Participants referred to herein as “Other Eligible Participants.” All Eligible Holders of 2030 Notes receive the same Exchange Consideration regardless of participant category.

Each participating Eligible Holder must tender all of the Existing Notes it holds through The Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”). Partial tenders of Existing Notes will not be accepted. Within ATOP, each participating Eligible Holder must tender all of the Existing Notes it holds into the appropriate contra-CUSIP corresponding with its decision to participate as (1) a New Money Participant, (2) a Backstop Participant (who will receive a specific ATOP code to participate in the Exchange Offer for their 2029 Notes committed to be tendered pursuant to the Commitment Agreement) or (3) an Other Eligible Participant.

In order to be eligible to participate in the Exchange Offers, each New Money Participant must tender their Existing Notes through DTC’s ATOP at or prior to the Early Exchange Time and to deliver in cash an amount equal to the applicable purchase price at or prior to the Funding Date.

Title of Series of Existing Notes	CUSIPs/ISINs	Aggregate Principal Amount Outstanding	Early Exchange Consideration per $1,000 of Existing Notes, if validly tendered and not validly withdrawn at or prior to the Early Exchange Time(1)(2)	Late Exchange Consideration per $1,000 of Existing Notes, if validly tendered and not validly withdrawn after the Early Exchange Time and at or prior to the Expiration Time(1)(2)
4.500% Senior Notes due 2029	690732AF9 / US690732AF97 (Rule 144A) U68336AB9 / USU68336AB93 (Regulation S)	$478,654,000

In the case of New Money Participants:(3)

(i) $298 of First Lien Notes (as defined herein) per $1,000 in principal amount of 2029 Notes tendered; and

(ii) $596 of Second Lien Notes (as defined herein) per $1,000 in principal amount of 2029 Notes tendered,

in each case, subject to the tendering Eligible Holder of 2029 Notes’ concurrent cash payment of its New Money Pro Rata Cash Portion of New Money First Lien Notes by the Funding Date.

In the case of Backstop Participants:(4)(5)

(i) the First Lien Backstop Participant Amount (as defined herein) per $1,000 in principal amount of 2029 Notes tendered; and

(ii) the Second Lien Backstop Participant Amount (as defined herein) per $1,000 in principal amount of 2029 Notes tendered.

Other Eligible Participants:

$855 of Second Lien Notes per $1,000 in principal amount of 2029 Notes tendered (the “Default Exchange Consideration”).

				All Eligible Holders: $835 of Second Lien Notes per $1,000 in principal amount of 2029 Notes tendered.

6.625% Senior Notes due 2030	690732AG7 / US690732AG70 (Rule 144A) U68336AC7 / USU68336AC76 (Regulation S)	$552,189,000	All Eligible Holders: $865 of Second Lien Notes per $1,000 in principal amount of 2030 Notes tendered.	All Eligible Holders: $845 of Second Lien Notes per $1,000 in principal amount of 2030 Notes tendered.

(1)

For each $1,000 principal amount of Existing Notes tendered, the Company will pay accrued and unpaid interest in cash in addition to the Early Exchange Consideration or Late Exchange Consideration, as applicable, to, but not including the Early Settlement Date. The Company will not pay accrued interest on any Existing Notes accepted in the Exchange Offers after the Early Exchange Time beyond accrued and unpaid interest to, but not including, the Early Settlement Date. No consideration will be paid for Consents in the Consent Solicitation.

(2)

The Second Lien Notes issued to Eligible Holders of 2029 Notes are not expected to be fungible with the Second Lien Notes issued to Eligible Holders of 2030 Notes and will bear a different CUSIP number.

(3)

Represents, per $1,000, each New Money Participant’s ratable portion of First Lien Notes at an exchange price of 98.5% up to an aggregate amount of $42.6 million, and for all other 2029 Notes tendered, Second Lien Notes at an exchange rate of 85.5%.

(4)

Backstop Participants shall only be eligible for such consideration to the extent of their 2029 Notes committed to be tendered pursuant to the Commitment Agreement. Such holders shall be treated as New Money Participants or Other Eligible Participants, as applicable, with respect to any other 2029 Notes held by them in accordance with their tender elections.

(5)

Each Backstop Participant may exchange each $1,000 in principal of its 2029 Notes subject to the Commitment Agreement for its ratable portion of First Lien Notes at an exchange price of 98.50% up to an aggregate principal amount equal to (i) $213.0 million minus (ii) the amount of First Lien Notes issued to New Money Participants in the Exchange Offer for 2029 Notes (such ratable portion calculated as the principal amount of 2029 Notes held by such Backstop Party divided by $335.8 million, the aggregate principal amount of 2029 Notes held by the Backstop Parties) (the “First Lien Backstop Participant Amount”). Each Backstop Party may exchange the remainder of its 2029 Notes subject to the Commitment Agreement not exchanged for First Lien Notes for its ratable portion of Second Lien Notes at an exchange price of 85.50% (the “Second Lien Backstop Participant Amount”).

Eligible Holders may not tender their Existing Notes without delivering a Consent pursuant to the related Consent Solicitation, and Eligible Holders may not deliver Consents without tendering the related Existing Notes pursuant to the relevant Exchange Offer. Existing Notes may not be withdrawn from the Exchange Offers and the related Consents may not be revoked from the Consent Solicitations after the Withdrawal Deadline, subject to applicable law.

The consummation of the Exchange Offers, the Consent Solicitations and the New Money Notes Issuance is subject to, and conditioned upon, the satisfaction or waiver by the Company of certain conditions, including (i) the Company’s receipt of consents for the Proposed Amendments of at least a majority in principal amount of each series of Existing Notes then outstanding and (ii) the General Conditions. Subject to applicable law, the Company may amend, extend, terminate or withdraw any of the Offers and/or the Consent Solicitations without amending, extending, terminating or withdrawing any of the others, at any time and for any reason, including if any of the conditions set forth under “Conditions of the Exchange Offers and Consent Solicitations” in the Offering Memorandum with respect to the Exchange Offers are not satisfied or waived as determined by the Company in its sole discretion.

The New Notes and the offering thereof have not been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws. The Offers and Consent Solicitations will only be made, and the New Notes are only being offered and issued, to holders of Existing Notes that are (a) reasonably believed to be qualified institutional buyers in reliance on Rule 144A promulgated under the Securities Act or (b) non-U.S. persons, in transactions outside the United States, in reliance on Regulation S under the Securities Act (such holders, the “Eligible Holders”). Only Eligible Holders are authorized to receive or review the Offering Memorandum or to participate in the Offers. Copies of all the documents relating to the Offers and Consent Solicitations may be obtained from the Exchange Agent and Information Agent, subject to confirmation of eligibility through online procedures established by the Exchange Agent and Information Agent, by completing the Eligibility Letter at https://epiqworkflow.com/cases/AccendraEligibility or via email submission of the Eligibility Letter to Registration@epiqglobal.com, with a reference to “ACCENDRA” in the subject line. There will be no letter of transmittal for the Exchange Offers.

The Offers are being made solely by the Offering Memorandum. Eligible Holders of the Existing Notes are urged to carefully read all of the information in, or incorporated by reference into the Offering Memorandum, including the information presented under “Risk Factors” and “Forward-Looking Statements” before making any decision with respect to the Offers or the Consent Solicitations. None of the Company, its subsidiaries, the Exchange Agent, the Information Agent, the trustee under the indentures governing the Existing Notes and the New Notes, the collateral agent under the indentures governing the New Notes or any of their respective affiliates, makes any recommendation as to whether holders of Existing Notes should participate in the Offers or Consent Solicitations. Each Eligible Holder must make its own decision as to whether to participate in the Offers and whether to tender its Existing Notes and to deliver Consents.

Epiq Corporate Restructuring, LLC has been appointed as the exchange agent and the information agent (the “Exchange Agent” and “Information Agent”) for the Offers and Consent Solicitations. Questions concerning the Offers and the Consent Solicitations may be directed to the Exchange Agent and Information Agent, in accordance with the contact details shown on the back cover of the Offering Memorandum.Ducera Securities LLC has been engaged to act as our financial advisor for the Offers and Consent Solicitations.

No Offer or Solicitation

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Offers and Consent Solicitations, or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this press release is not an offer of securities for sale into the United States. The New Notes to be offered in the Offers have not been registered under the Securities Act or any state securities laws, and unless so registered, New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

About Accendra Health

Accendra Health, Inc. (NYSE: ACH) is a leading nationwide provider of products, technology and services that support health beyond the hospital for millions of people each year. We connect patients, providers, and insurers, delivering innovative solutions that help promote better health outcomes and improve quality of life for people living with chronic, complex health conditions. Backed by the industry-leading expertise of our Apria and Byram brands, Accendra Health is reimagining the future of home-based care.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding our expectations regarding the Offers and Consent Solicitations, the future performance and financial results of the Company’s business and other non-historical statements. Some of these statements can be identified by terms and phrases such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. The Company cautions readers of this communication that such “forward looking statements,” wherever they occur in this communication or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward-looking statements.”

Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the failure to satisfy other conditions to completion of the transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the transaction on the Company’s relationships with its customers, suppliers and other third parties, as well as its operating results and business generally; the risk that the transaction will not be consummated in a timely manner; exceeding the expected costs of the transaction; and risks related to the Commitment Parties’ committed financing.

Additional factors that could cause the Company’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of our most recent Annual Report on Form 10-K for the period ended December 31, 2025, as such factors may be further updated from time to time in the Company’s other filings with the SEC. These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT:

Investors

Will Parrish

Vice President, Strategy, Corporate Development, & Investor Relations

Investor.Relations@accendra.com

ACH-CORP

ACH-IR

SOURCE: Accendra Health, Inc.